Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Third Quarter 2017 Results

Key Performance Indicators

•	Earnings per share ("EPS") increased 9% year-over-year to $0.63, down 15% sequentially.

◦	Q3 2017 EPS prior to $0.02 of cost related to the acquisition of National Planning Holdings, Inc. ("NPH"), and $0.01 of cost related to a debt refinancing was $0.66.

◦	Q3 2016 EPS prior to $0.16 of benefit related to management tax planning initiatives from prior periods and account termination fees from an institutional client was $0.42.

◦	Q3 2017 EPS prior to the items cited above was up 57% year-over-year.

◦	Net Income increased 12% year-over-year to $58 million, down 15% sequentially.

▪	Prior to the items cited above, Q3 2017 Net Income increased 64% year-over-year.

•	Total Brokerage and Advisory Assets increased 11% year-over-year to $560 billion, up 3% sequentially.

•	Total Net New Assets were an inflow of $2.9 billion, translating to a 2% annualized growth rate.

◦	Net new advisory assets were an inflow of $6.9 billion, translating to a 12% annualized growth rate.

◦	Net new brokerage assets were an outflow of $4.0 billion, translating to a (5%) annualized rate.

◦	Advisor count decreased to 14,253, down 3 sequentially.

◦	Production retention rate year-to-date was 95%. Prior to the impact of client departures discussed during the Company's Q2 2017 earnings call, the production retention rate year-to-date was 97%.

•	Gross Profit** increased 12% year-over-year to $387 million, down slightly sequentially.

•	EBITDA** increased 30% year-over-year to $156 million, down 8% sequentially.

◦	EBITDA as a percentage of Gross Profit was 40%, up from 35% a year ago, down from 44% sequentially.

◦	Core G&A** increased 2% year-over-year to $179 million, and increased 1% sequentially.

▪	Prior to $3 million of NPH-related expenses, Core G&A** was $176 million, flat sequentially.

Key Updates

•	Narrowed outlook range for 2017 Core G&A** prior to NPH-related costs to $710 to $715 million.

•	Conducted $25 million of share repurchases at an average price of $46.37 per share.

SAN DIEGO - October 26, 2017 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2017, reporting net income of $58 million, or $0.63 per share. This compares with $52 million, or $0.58 per share, in the third quarter of 2016 and $68 million, or $0.74 per share, in the prior quarter.
“We remained focused on our strategic priorities of growing our core business and executing with excellence in the third quarter,” said Dan Arnold, president and CEO. “Consistent with that focus, we announced and closed our acquisition of NPH, and we are working hard to share our value proposition with NPH advisors and enable a smooth onboarding process.”
“We actively used our balance sheet strength in the quarter to deploy capital on several fronts,” said Matt Audette, CFO. “We acquired NPH, invested in growth through technology and recruiting, refinanced our debt, and returned capital to shareholders through share repurchases and dividends.”

Additional Third Quarter 2017 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,519, up 4% sequentially. The S&P 500 index averaged 2,467 during the quarter, up 3% sequentially.

•	Federal Funds Daily Effective Rate averaged 116 bps during the quarter, up 21 bps sequentially.

NPH Acquisition

•	Announced and closed the acquisition of NPH on August 15, 2017.

◦	As of June 30th, 2017, NPH broker/dealers served approximately 3,200 advisors and $120 billion of client assets.(1)

◦	Initial purchase price of $325 million paid at closing and a potential contingent payment of up to $123 million in the first half of 2018.

◦	NPH advisors and assets are scheduled to onboard in two waves scheduled for Q4 2017 and Q1 2018, respectively.

Capital Management

•	Completed debt refinancing in September to fund NPH-related costs, shift mix from floating to fixed rate debt, reduce pricing, and extend maturities. Results include:

◦
Issued $400 million of add-on senior unsecured notes (now totaling $900 million) above par with a yield to worst of 5.115% (coupon at 5.750%). Used $200 million to reduce term loan balance and plan to use the remaining proceeds for general corporate purposes, including to fund NPH-related costs.

◦	Reduced term loan and revolving credit facility spreads above LIBOR by 25 basis points each, and lowered senior secured term loan balance to $1.5 billion.

•	Returned capital to shareholders totaling $48 million or $0.52 per share.

◦	Deployed $25 million of capital to repurchase 539 thousand shares at an average price of $46.37 per share.

◦
Paid dividends of $23 million on August 24, 2017. For the fourth quarter, the Company’s Board of Directors has declared a $0.25 cent quarterly dividend to be paid on November 27, 2017 to shareholders of record as of November 9, 2017.

•	Capital expenditures were $27 million, primarily driven by technology spend.

•
Cash available for corporate use was $514 million as of quarter-end, and Credit Agreement Net Leverage Ratio, which only applies to the revolving credit facility, was 3.21x, up 0.13x from the prior quarter.

◦
After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $214 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.88x.

(1) Advisors affiliated with NPH’s broker-dealer subsidiaries serviced approximately $120 billion of client brokerage and advisory assets, as of June 30, 2017. Asset numbers were reported by NPH based on prior business and have not been independently and fully verified by LPL Financial.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, October 26, 2017. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 90277577.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 90277577. The telephonic replay will be available until 11:59 p.m. EDT on November 2, 2017 and the webcast replay will be available until November 16, 2017.
About LPL Financial
LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served approximately $560 billion in brokerage and advisory assets as of September 30, 2017. LPL is one of the fastest growing RIA custodians and the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2017), and the firm and its financial advisors were ranked No. 1 in net customer loyalty in a 2016 Cogent ReportsTM study. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 financial advisors and over 700 financial institutions, enabling them to provide a range of financial services including wealth management, retirement planning, financial planning and other investment services to help their clients turn life’s aspirations into financial realities. As of September 30, 2017, financial advisors associated with LPL served more than 4 million client accounts across the U.S. as well as an estimated 41,000 retirement plans with an estimated $137 billion in retirement plan assets. Additionally, LPL supports approximately 3,700 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,500 employees with primary offices in Boston, Charlotte, and San Diego. For more information, visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues, which were $1,064 million for the three months ended September 30, 2017, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $664 million and $13 million, respectively, for the three months ended September 30, 2017. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $940 million for the three months ended September 30, 2017, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 3 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, prospects, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s future expenses, capital plans, and success in recruiting and onboarding advisors from NPH's broker/dealer network, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of October 26, 2017. The words “anticipates,” “believes,” “expects,” “may,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new assets and the related impact on revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; whether the retail investors served by newly-recruited advisors choose to open brokerage and/or advisory accounts and/or move their respective assets to new accounts at the Company; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's strategy in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the U.S. Department of Labor's final rule ("DOL Rule") and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement and the indenture governing its senior notes; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2016 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. In particular, the Company can provide no assurance that the assets reported as serviced by NPH financial advisors will translate into assets serviced at LPL Financial or that such financial advisors will join LPL Financial or remain at LPL Financial. Important factors that could cause or contribute to such differences include: difficulties and delays in recruiting or transferring the licenses of NPH’s advisors and/or onboarding the clients or businesses of NPH’s advisors; disruptions of the Company’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with its financial advisors and their clients, employees, other business partners or governmental entities; the choice by clients of NPH’s advisors not to open brokerage and/or advisory accounts at LPL Financial and/or move their respective assets from NPH to a new account at LPL Financial; and effects of competition in the financial services industry, including competitors’ success in recruiting NPH’s advisors. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
REVENUES
Commission	$403,011	$431,686	(7%)	$1,244,881	$1,314,168	(5%)
Advisory	356,945	321,911	11%	1,033,319	964,298	7%
Asset-based	183,953	138,291	33%	514,626	412,339	25%
Transaction and fee	103,999	108,413	(4%)	321,522	312,927	3%
Interest income, net of interest expense	6,162	5,372	15%	17,931	15,940	12%
Other	10,038	11,767	(15%)	32,760	22,254	47%
Total net revenues	1,064,108	1,017,440	5%	3,165,039	3,041,926	4%
EXPENSES
Commission and advisory	663,765	657,432	1%	1,971,874	1,954,123	1%
Compensation and benefits	113,659	107,988	5%	337,170	327,816	3%
Promotional	42,935	42,609	1%	111,595	113,010	(1%)
Depreciation and amortization	21,996	18,434	19%	63,933	56,145	14%
Amortization of intangible assets	9,352	9,502	(2%)	28,296	28,536	(1%)
Occupancy and equipment	22,803	23,530	(3%)	70,989	67,347	5%
Professional services	16,438	17,045	(4%)	50,732	49,184	3%
Brokerage, clearing and exchange expense	13,491	13,098	3%	41,567	40,296	3%
Communications and data processing	10,866	10,333	5%	32,525	31,801	2%
Other	24,376	25,356	(4%)	71,140	69,512	2%
Total operating expenses	939,681	925,327	2%	2,779,821	2,737,770	2%
Non-operating interest expense	26,519	23,889	11%	78,131	71,583	9%
Loss on extinguishment of debt	1,268	—	n/m	22,407	—	n/m
Income before provision for income taxes	96,640	68,224	42%	284,680	232,573	22%
PROVISION FOR INCOME TAXES	38,498	16,270	137%	109,915	82,378	33%
NET INCOME	$58,142	$51,954	12%	$174,765	$150,195	16%
Earnings per share, basic	$0.65	$0.58	12%	$1.94	$1.69	15%
Earnings per share, diluted	$0.63	$0.58	9%	$1.90	$1.67	14%
Weighted-average shares outstanding, basic	89,967	89,092	1%	90,029	89,025	1%
Weighted-average shares outstanding, diluted	92,042	89,951	2%	92,027	89,732	3%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q3 2017	Q2 2017	Q1 2017
REVENUES
Commission	$403,011	$420,706	$421,164
Advisory	356,945	346,515	329,859
Asset-based	183,953	173,450	157,223
Transaction and fee	103,999	109,361	108,162
Interest income, net of interest expense	6,162	5,976	5,793
Other	10,038	9,496	13,226
Total net revenues	1,064,108	1,065,504	1,035,427
EXPENSES
Commission and advisory	663,765	663,046	645,063
Compensation and benefits	113,659	110,299	113,212
Promotional	42,935	32,006	36,654
Depreciation and amortization	21,996	21,190	20,747
Amortization of intangible assets	9,352	9,453	9,491
Occupancy and equipment	22,803	22,987	25,199
Professional services	16,438	18,757	15,537
Brokerage, clearing and exchange expense	13,491	13,890	14,186
Communications and data processing	10,866	10,645	11,014
Other	24,376	24,201	22,563
Total operating expenses	939,681	926,474	913,666
Non-operating interest expense	26,519	26,261	25,351
Loss on extinguishment of debt	1,268	—	21,139
INCOME BEFORE PROVISION FOR INCOME TAXES	96,640	112,769	75,271
PROVISION FOR INCOME TAXES	38,498	44,335	27,082
NET INCOME	$58,142	$68,434	$48,189
Earnings per share, basic	$0.65	$0.76	$0.54
Earnings per share, diluted	$0.63	$0.74	$0.52
Weighted-average shares outstanding, basic	89,967	90,251	89,868
Weighted-average shares outstanding, diluted	92,042	92,013	92,004

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$577,961	$747,709
Cash and securities segregated under federal and other regulations	754,683	768,219
Restricted cash	45,224	42,680
Receivables from:
Clients, net of allowance of $490 at September 30, 2017 and $1,580 at December 31, 2016	391,650	341,199
Product sponsors, broker-dealers, and clearing organizations	179,576	175,122
Advisor loans, net of allowance of $3,660 at September 30, 2017 and $1,852 at December 31, 2016	184,328	194,526
Others, net of allowance of $6,351 at September 30, 2017 and $12,851 at December 31, 2016	214,235	189,632
Securities owned:
Trading — at fair value	13,419	11,404
Held-to-maturity	11,832	8,862
Securities borrowed	16,655	5,559
Fixed assets, net of accumulated depreciation and amortization of $410,902 at September 30, 2017 and $355,919 at December 31, 2016	402,246	387,368
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $409,070 at September 30, 2017 and $380,775 at December 31, 2016	325,700	353,996
National Planning Holdings acquisition payment	325,000	—
Other assets	249,926	242,812
Total assets	$5,058,273	$4,834,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$153,366	$198,839
Payables to clients	767,250	863,765
Payables to broker-dealers and clearing organizations	53,239	63,032
Accrued commission and advisory expenses payable	133,133	128,476
Accounts payable and accrued liabilities	403,723	385,545
Income taxes payable	11,440	4,607
Unearned revenue	73,551	62,785
Securities sold, but not yet purchased — at fair value	135	183
Long-term debt, net of unamortized debt issuance cost of $23,637 at September 30, 2017 and $21,924 at December 31, 2016	2,388,321	2,175,436
Leasehold financing obligation	108,223	105,649
Deferred income taxes, net	25,327	25,614
Total liabilities	4,117,708	4,013,931
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 122,825,821 shares issued at September 30, 2017 and 119,917,854 shares issued at December 31, 2016	123	120
Additional paid-in capital	1,543,428	1,445,256
Treasury stock, at cost — 32,665,566 shares at September 30, 2017 and 30,621,270 shares at December 31, 2016	(1,279,700)	(1,194,645)
Accumulated other comprehensive income	—	315
Retained earnings	676,714	569,949
Total stockholders’ equity	940,565	820,995
Total liabilities and stockholders’ equity	$5,058,273	$4,834,926

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q3 2017	Q2 2017	% Change	Q3 2016	% Change
Gross Profit(1)
Sales-based commissions	$160,098	$181,843	(12%)	$196,364	(18%)
Trailing commissions	242,913	238,863	2%	235,322	3%
Advisory	356,945	346,515	3%	321,911	11%
Commission and advisory fees	759,956	767,221	(1%)	753,597	1%
Commission and advisory expense	(663,765)	(663,046)	—%	(657,432)	1%
Commission and advisory fees, net of payout	96,191	104,175	(8%)	96,165	—%
Cash sweep	81,617	71,848	14%	40,701	101%
Other asset-based(2)	102,336	101,602	1%	97,590	5%
Transaction and fee	103,999	109,361	(5%)	108,413	(4%)
Interest income and other	16,200	15,472	5%	17,139	(5%)
Total net commission and advisory fees and attachment revenue	400,343	402,458	(1%)	360,008	11%
Brokerage, clearing, and exchange expense	(13,491)	(13,890)	(3%)	(13,098)	3%
Gross profit(1)	386,852	388,568	—%	346,910	12%

G&A Expense
Core G&A(3)	178,769	176,428	1%	175,385	2%
Regulatory charges	4,433	5,428	n/m	4,436	n/m
Promotional	42,935	32,006	34%	42,609	1%
Employee share-based compensation	4,940	5,033	(2%)	4,431	11%
Total G&A	231,077	218,895	6%	226,861	2%
EBITDA(1)	155,775	169,673	(8%)	120,049	30%
Depreciation and amortization	21,996	21,190	4%	18,434	19%
Amortization of intangible assets	9,352	9,453	(1%)	9,502	(2%)
Non-operating interest expense	26,519	26,261	1%	23,889	11%
Loss on extinguishment of debt	1,268	—	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	96,640	112,769	(14%)	68,224	42%
PROVISION FOR INCOME TAXES	38,498	44,335	(13%)	16,270	137%
NET INCOME	$58,142	$68,434	(15%)	$51,954	12%
Earnings per share, diluted	$0.63	$0.74	(15%)	$0.58	9%
Weighted-average shares outstanding, diluted	92,042	92,013	—%	89,951	2%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q3 2017	Q2 2017	Q1 2017
Gross Profit(1)
Sales-based commissions	$160,098	$181,843	$186,577
Trailing commissions	242,913	238,863	234,587
Advisory	356,945	346,515	329,859
Commission and advisory fees	759,956	767,221	751,023
Commission and advisory expense	(663,765)	(663,046)	(645,063)
Commission and advisory fees, net of payout	96,191	104,175	105,960
Cash sweep	81,617	71,848	59,651
Other asset-based(2)	102,336	101,602	97,572
Transaction and fee	103,999	109,361	108,162
Interest income and other	16,200	15,472	19,019
Total net commission and advisory fees and attachment revenue	400,343	402,458	390,364
Brokerage, clearing, and exchange expense	(13,491)	(13,890)	(14,186)
Gross profit(1)	386,852	388,568	376,178

G&A Expense
Core G&A(3)	178,769	176,428	177,026
Regulatory charges	4,433	5,428	5,270
Promotional	42,935	32,006	36,654
Employee share-based compensation	4,940	5,033	5,229
Total G&A	231,077	218,895	224,179
EBITDA(1)	155,775	169,673	151,999
Depreciation and amortization	21,996	21,190	20,747
Amortization of intangible assets	9,352	9,453	9,491
Non-operating interest expense	26,519	26,261	25,351
Loss on extinguishment of debt	1,268	—	21,139
INCOME BEFORE PROVISION FOR INCOME TAXES	96,640	112,769	75,271
PROVISION FOR INCOME TAXES	38,498	44,335	27,082
NET INCOME	$58,142	$68,434	$48,189
Earnings per share, diluted	$0.63	$0.74	$0.52
Weighted-average shares outstanding, diluted	92,042	92,013	92,004

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2017	Q2 2017	Change	Q3 2016	Change
Market Drivers
S&P 500 Index (end of period)	2,519	2,423	4%	2,168	16%
Fed Funds Daily Effective Rate (FFER) (average bps)	116	95	21bps	39	77bps

Assets (dollars in billions)
Brokerage Assets(4)	$309.8	$305.2	2%	$296.9	4%
Advisory Assets(5)	250.2	236.8	6%	205.5	22%
Total Brokerage and Advisory Assets	$560.0	$542.0	3%	$502.4	11%
Advisory % of Total Assets	44.7%	43.7%	100bps	40.9%	380bps

Net New Advisory Assets(6)	$6.9	$5.9	n/m	$4.1	n/m
Net New Brokerage Assets(7)	(4.0)	(5.5)	n/m	(3.1)	n/m
Total Net New Assets (NNA)	$2.9	$0.4	n/m	$1.0	n/m

Net Brokerage to Advisory Conversions(8)	$1.9	$2.0	n/m	$1.3	n/m
Advisory NNA Annualized Growth(9)	12%	10%	n/m	8%	n/m
Total NNA Annualized Growth(9)	2%	0.3%	n/m	0.8%	n/m

Corporate Platform Advisory Assets(10)	$145.0	$137.7	5%	$124.9	16%
Hybrid Platform Advisory Assets(11)	105.2	99.1	6%	80.6	31%
Total Brokerage Assets	309.8	305.2	2%	296.9	4%
Total Brokerage and Advisory Assets	$560.0	$542.0	3%	$502.4	11%

Brokerage Retirement Assets(12)	$155.5	$149.9	4%	$149.2	4%
Advisory Retirement Assets(12)	139.3	131.5	6%	112.1	24%
Total Brokerage and Advisory Retirement Assets(12)	$294.8	$281.4	5%	$261.3	13%
Retirement % of Total Assets	52.6%	51.9%	70bps	52.0%	60bps

Insured Cash Account Balances	$21.9	$20.8	5%	$21.1	4%
Deposit Cash Account Balances	4.1	3.7	11%	4.2	(2%)
Money Market Account Cash Balances	2.3	3.3	(30%)	3.9	(41%)
Total Cash Sweep Balances	$28.3	$27.8	2%	$29.2	(3%)
Cash Sweep % of Total Assets	5.1%	5.1%	—%	5.8%	(70bps)

Insured Cash Account Average Fee - bps(13)	124	108	16	62	62
Deposit Cash Account Fee - Average Fee bps(13)	100	85	15	36	64
Money Market Account Average Fee - bps(13)	67	69	(2)	42	25
Total Cash Sweep Average Fee - bps(13)	116	100	16	56	60

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(Dollars in billions, unless noted)	September 2017	August 2017	Aug to Sep Change	July 2017	June 2017
Assets Served
Brokerage Assets(4)	$309.8	$306.1	1.2%	$307.5	$305.2
Advisory Assets(5)	250.2	245.3	2.0%	242.2	236.8
Total Brokerage and Advisory Assets	$560.0	$551.4	1.6%	$549.7	$542.0

Net New Advisory Assets(6)	$1.7	$2.7	n/m	$2.5	$2.0
Net New Brokerage Assets(7)	(0.8)	(1.6)	n/m	(1.6)	(2.1)
Total Net New Assets	$0.9	$1.1	n/m	$0.9	$(0.1)

Net Brokerage to Advisory Conversions(8)	$0.5	$0.7	n/m	$0.7	$0.6

Insured Cash Account Balances	$21.9	$22.0	(0.5%)	$21.5	$20.8
Deposit Cash Account Balances	4.1	4.0	2.5%	3.6	3.7
Money Market Account Cash Balances	2.3	2.3	—%	2.2	3.3
Total Client Cash Sweep Balances	$28.3	$28.3	—%	$27.3	$27.8

Market Indices
S&P 500 Index (end of period)	2,519	2,472	1.9%	2,470	2,423
Fed Funds Effective Rate (average bps)	116	116	—	116	104

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2017	Q2 2017	% Change	Q3 2016	% Change
Commission Revenue by Product
Variable annuities	$163,778	$167,454	(2%)	$169,413	(3%)
Mutual funds	131,339	134,510	(2%)	137,238	(4%)
Alternative investments	6,676	6,719	(1%)	8,514	(22%)
Fixed annuities	32,764	39,560	(17%)	44,933	(27%)
Equities	17,748	18,799	(6%)	20,263	(12%)
Fixed income	23,912	26,256	(9%)	21,756	10%
Insurance	17,338	16,294	6%	18,083	(4%)
Group annuities	9,319	11,000	(15%)	11,266	(17%)
Other	137	114	20%	220	(38%)
Total commission revenue	$403,011	$420,706	(4%)	$431,686	(7%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$46,148	$53,032	(13%)	$57,337	(20%)
Mutual funds	30,638	34,909	(12%)	34,985	(12%)
Alternative investments	2,550	3,645	(30%)	7,198	(65%)
Fixed annuities	27,906	34,931	(20%)	41,995	(34%)
Equities	17,748	18,799	(6%)	20,263	(12%)
Fixed income	17,967	20,501	(12%)	16,588	8%
Insurance	15,906	14,861	7%	16,520	(4%)
Group annuities	1,098	1,051	4%	1,258	(13%)
Other	137	114	20%	220	(38%)
Total sales-based commissions	$160,098	$181,843	(12%)	$196,364	(18%)
Trailing commissions
Variable annuities	$117,630	$114,422	3%	$112,076	5%
Mutual funds	100,701	99,601	1%	102,253	(2%)
Alternative investments	4,126	3,074	34%	1,316	214%
Fixed annuities	4,858	4,629	5%	2,938	65%
Fixed income	5,945	5,755	3%	5,168	15%
Insurance	1,432	1,433	—%	1,563	(8%)
Group annuities	8,221	9,949	(17%)	10,008	(18%)
Total trailing commissions	$242,913	$238,863	2%	$235,322	3%
Total commission revenue	$403,011	$420,706	(4%)	$431,686	(7%)

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2017	Q2 2017	Change	Q3 2016	Change
Payout Rate
Base Payout Rate	83.01%	82.94%	7bps	83.10%	(9bps)
Production Based Bonuses	3.04%	2.56%	48bps	3.04%	—
GDC Sensitive Payout	86.05%	85.50%	55bps	86.14%	(9bps)
Non-GDC Sensitive Payout	1.29%	0.92%	37bps	1.10%	19bps
Total Payout Ratio	87.34%	86.42%	92bps	87.24%	10bps
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.7%	—	2.7%	—

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2017		Q2 2017
Credit Agreement EBITDA(1)
Net income	$58,142		$68,434
Non-operating interest expense	26,519		26,261
Provision for income taxes	38,498		44,335
Loss on extinguishment of debt	1,268		—
Depreciation and amortization	21,996		21,190
Amortization of intangible assets	9,352		9,453
EBITDA(1)	$155,775		$169,673
Credit Agreement Adjustments:
Employee share-based compensation expense	4,940		5,033
Advisor share-based compensation expense	3,120		1,821
Other(14)	9,244		7,631
Credit Agreement EBITDA	$173,079		$184,158

Cash Available for Corporate Use(15)
Cash at Parent	$384,404		$408,381
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	120,454		109,714
Other Available Cash	9,261		8,555
Total Cash Available for Corporate Use	$514,119		$526,650

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,400,000		$2,195,750
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,100,000		$1,895,750
Credit Agreement EBITDA (trailing twelve months)(16)	$655,172		$614,627
Credit Agreement Net Leverage Ratio	3.21	x	3.08	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility Loans(a)	$—		LIBOR+150bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,500,000		LIBOR+225 bps(b)		3.65%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,400,000				4.44%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $12 million as of September 30, 2017.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2017		Q2 2017		Change		Q3 2016		Change
Advisors
Advisors	14,253		14,256		—%		14,185		—%
Net New Advisors	(3)		(98)		n/m		(8)		n/m
Custom Clearing Service Subscribers(17)	3,660		3,703		(1%)		4,207		(13%)
Annualized commission and advisory fees per Advisor(18)	$213		$215		(1%)		$212		—%
Average Total Assets per Advisor ($ in millions)(19)	$39.3		$38.0		3%		$35.4		11%
Transition assistance loan amortization($ in millions)(20)	$13.9		$14.0		(1%)		$12.0		16%
Total client accounts (in millions)	4.7		4.6		2%		4.7		—%

Employees - period end	3,564		3,419		4%		3,254		10%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.04%		1.04%		—		1.06%		(2	bps)
Gross Profit ROA(21)	27.6	bps	28.7	bps	(1.1	bps)	27.6	bps	—
OPEX ROA(22)	18.7	bps	18.4	bps	0.3	bps	20.3	bps	(1.6	bps)
EBIT ROA(23)	8.9	bps	10.3	bps	(1.4	bps)	7.3	bps	1.6	bps
Production Retention Rate (YTD Annualized)(24)	94.6%		93.4%		120	bps	95.2%		(60	bps)
Recurring Revenue Rate	79.6%		77.3%		230	bps	74.3%		530	bps
EBITDA as a percentage of Gross Profit	40.3%		43.7%		(340	bps)	34.6%		570	bps

Capital Allocation per Share(25) (in millions, except per share data)
Share Repurchases	$25.0		$36.2		(31%)		$—		n/m
Dividends	22.5		22.6		—%		22.3		1%
Total Capital Allocated	$47.5		$58.8		(19%)		$22.3		113%
Weighted-average Share Count, Diluted	92.0		92.0		—%		90.0		2%
Total Capital Allocated per Share(25)	$0.52		$0.64		(19%)		$0.25		108%

Endnote Disclosures

(1)
The information presented on pages 9-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)
Other asset-based revenues consist of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(3)Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q3 2017	Q2 2017	Q3 2016
Operating Expense Reconciliation
Core G&A	$178,769	$176,428	$175,385
Regulatory charges	4,433	5,428	4,436
Promotional	42,935	32,006	42,609
Employee share-based compensation	4,940	5,033	4,431
Total G&A	231,077	218,895	226,861
Commissions and advisory	663,765	663,046	657,432
Depreciation & amortization	21,996	21,190	18,434
Amortization of intangible assets	9,352	9,453	9,502
Brokerage, clearing and exchange	13,491	13,890	13,098
Total operating expense	$939,681	$926,474	$925,327

(4)	Consists of brokerage assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”).

(5)	Consists of total advisory assets under custody at LPL Financial.

(6)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(7)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(8)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(9)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(10)	Consists of total assets on LPL Financial's corporate advisory platform serviced by advisors who are investment advisor representatives of LPL Financial.

(11)
Consists of total assets on LPL Financial's independent advisory platform serviced by advisors who are investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(12)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets. This measure does not include additional retirement plan assets custodied with third parties, estimated to be approximately $137 billion.

(13)	Calculated by dividing revenue for the period by the average balance during the quarter.

(14)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(15)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(16)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(17)	Financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(18)	Calculated based on the average advisor count from the current period and prior period.

(19)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(20)	Represents the amortization expense amount of forgivable loans from transition assistance paid to advisors and financial institutions.

(21)	Represents annualized Gross Profit (see FN 1) for the period, divided by Total Brokerage and Advisory Assets at the end of the period.

(22)
Represents annualized operating expenses for the period, excluding production-related expense, divided by Total Brokerage and Advisory Assets at the end of the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (see FN 3), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets.

(23)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(24)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(25)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.